EXHIBIT 5.1



                                October 31, 2001




Ladies and Gentlemen:

          We have acted as counsel to World Wrestling Federation Entertainment, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on October 31, 2001 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of up to 2,582,773 shares (the "Selling Stockholder's Shares") of the Company's Class A common stock, par value $.01 per share, that may be offered or sold from time to time by the selling stockholder identified in the Registration Statement. We are familiar with the Registration Statement and with the Prospectus included therein (the "Prospectus").

          In connection with rendering our opinion, we have examined the Registration Statement and have reviewed the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

          In rendering our opinion, we have not independently verified the facts so relied upon. We have assumed the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies or as exhibits and the authenticity of the originals of the latter documents and the genuineness of the signatures on each.

          The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and applicable federal securities laws of the United States of America.

          On the basis of and subject to the foregoing, we are pleased to advise you that in our opinion, the Selling Stockholders' Shares have been validly issued and are fully paid and non-assessable.

          This opinion letter is furnished to you specifically in connection with the registration of the Selling Stockholder's Shares under the Registration Statement, and solely for your information and benefit. It may not be relied upon by you in any other connection, and it may not be relied upon by or furnished to any other person for any purpose without our specific prior written consent, except as stated in the following paragraph.


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          We  consent  to the  filing  of this  opinion  as  Exhibit  5.1 to the
Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters."

                                        Sincerely,




                                       /s/ KIRKPATRICK & LOCKHART LLP
                                       Kirkpatrick & Lockhart LLP